SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 7, 2009
Date of Report (Date of earliest event reported)
COLLECTIVE BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14770 (Commission File Number)	43-1813160 (IRS Employer Identification No.)
3231 Southeast Sixth Avenue
Topeka, Kansas 66607-2207
(Address of Principal Executive Office) (Zip Code)
(785) 233-5171
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Collective Brands, Inc. (“CBI”) and each of the executives who received a June 4, 2007 Award of Performance Share Units (the “Awards”) entered into an agreement (the Agreement”) to cancel their Award which eliminates future charges against CBI earnings. Pursuant to the Agreements, all Awards were cancelled without monetary consideration. All Agreements were executed on or before January 9, 2009. All remaining non-cash charges related to the Awards will be accelerated into the current quarter in fiscal 2008.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 and incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.
          Exhibits.

EXHIBIT #	DESCRIPTION

10.1	Form of Award Cancellation Agreement between Collective Brands, Inc., and certain executives.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE BRANDS, INC.
Date: January 12, 2009	By:	/s/ Douglas G. Boessen
Douglas G. Boessen
Division Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION

10.1	Form of Award Cancellation Agreement between Collective Brands, Inc., and certain executives executed.